UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2010

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on September 15, 2010.  Our shareholders elected the following individuals to serve on our board of directors until the annual meeting of shareholders to be held in 2011. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld
Larry Ellberger	8,387,626	503,008
Anthony S. Marucci	8,442,095	448,539
Herbert J. Conrad	8,384,923	505,711
George O. Elston	8,471,315	419,319
Karen Shoos Lipton	8,389,578	501,056
Dr. Rajesh B. Parekh.	8,191,820	698,814
Harry H. Penner, Jr.	8,203,349	687,285
Dr. Timothy M. Shannon	8,485,447	405,187

In addition, our shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
23,869,786	1,199,370	113,208	—

With the election of the above-referenced board members on September 15, 2010, Charles Schaller’s term of service on our board of directors ended.  The board of directors of Celldex wishes to express its gratitude to Mr. Schaller for the dedication and guidance he has provided to this company and its board of directors over the years.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: September 16, 2010